Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in this Post–Effective Amendment No. 31 to the Registration Statement on Form N–1A of Fidelity Merrimack Trust: Fidelity Corporate Bond ETF, Fidelity Investment Grade Bond ETF, Fidelity Investment Grade Securitized ETF, Fidelity Limited Term Bond ETF, Fidelity Low Duration Bond ETF, Fidelity Low Duration Bond Factor ETF, Fidelity Total Bond ETF of our report dated October 17, 2024, relating to the financial statements and financial highlights, which appears in the above referenced funds’ Annual Reports to Shareholders on Form N-CSR for the year ended August 31, 2024. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 19, 2024